UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  June 1, 2007

PHASE FORWARD INCORPORATED

(Exact Name of Registrant as Specified in Charter)

Delaware	000-50839	04-3386549
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

880 Winter Street, Waltham, Massachusetts	02451
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:  (888) 703-1122

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01             Other Events

On June 1, 2007, Phase Forward Incorporated (the “Company”) issued a press release announcing that the underwriters of its recent public offering of 5,500,000 shares of common stock exercised their over-allotment option to purchase an additional 825,000 shares of the Company’s common stock and that the Company closed the purchase of the additional shares on June 1, 2007 at a price of $15.00 per share, for estimated net proceeds, before expenses, of approximately $11.7 million. A copy of this press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01               Financial Statements and Exhibits.

(d)  Exhibits.

Exhibit No.	Description
99.1	Press Release issued by the Company on June 1, 2007.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Phase Forward Incorporated

June 1, 2007	By:	/s/ D. Ari Buchler
D. Ari Buchler
Senior Vice President, General Counsel and Secretary
(Authorized Officer)

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press Release issued by the Company on June 1, 2007.